Press Release	For Immediate Release

Contact:
Investor Relations	Steve Schick (Media)
Redback Networks	Redback Networks
408-750-5130	408-750-5096
investor_relations@redback.com	schick@redback.com

REDBACK NETWORKS ANNOUNCES SECOND QUARTER 2004

OPERATING RESULTS

Fourth Consecutive Quarter of Revenue Growth; Positive Cash from Operations; GAAP Net Loss per Share (LPS) $ 0.20, Non-GAAP LPS $ 0.04

SAN JOSE, Calif., July 21, 2004 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its second quarter 2004 results for the period ended June 30, 2004. Net revenue for the second quarter of 2004 was $32.3 million, a 45 percent increase from $22.2 million in revenue for the second quarter of 2003. Net revenue was $30.2 million for the first quarter of 2004. The company achieved positive cash flow from operations, ending its second quarter of 2004 with $44.4 million of unrestricted cash.

“We are pleased to achieve several important strategic and financial milestones this quarter as well as attaining significant wins with our next-generation SmartEdge platform in some of the world’s largest broadband DSL networks for video and other advanced applications,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “The second quarter of 2004 has been one of critical achievement and success.”

Financial highlights from the quarter:

•	45 percent increase in revenues for the second quarter of 2004, compared to second quarter of 2003, representing the fourth consecutive quarter of revenue growth

•	Generated cash from operations and increased unrestricted cash from $42.0 million at March 31, 2004 to $44.4 million at June 30, 2004

•	Significant decrease in loss from operations:

•	GAAP net loss from operations was $10.4 million for the second quarter of 2004 compared with $45.9 million during the second quarter of 2003

•	Non-GAAP net loss from operations was $2.0 million for the second quarter of 2004 compared with $21.5 million during the second quarter of 2003

Business highlights from the quarter:

•	Won major next-generation broadband customer deployments with two of the top ten DSL network providers in the world

•	Surpassed the milestone of more than 500 revenue shipments of SmartEdge® Router and Service Gateway systems to over 80 service provider customers worldwide

•	Continued product and technology innovation with the introduction of Session Level Reliability for new standard of uninterruptible broadband sessions and Dynamic Bandwidth Selection for dynamically increasing bandwidth without requiring a restarting of the session or application

GAAP net loss for the second quarter of 2004 was $10.7 million or $0.20 per share attributable to common stockholders based on weighted average shares outstanding of 52.1 million, down from a GAAP net loss of $51.0 million or $0.28 per share, attributable to common stockholders based on weighted average shares outstanding of 180.8 million in the second quarter of 2003. Non-GAAP net loss for the second quarter of 2004 was $2.2 million or $0.04 per share based on weighted average shares outstanding of 52.1 million, down from a non-GAAP net loss of $26.3 million or $0.15 per share for the second quarter of 2003 based on weighted average shares outstanding of 180.8 million. Excluded from the non-GAAP results for the second quarter of 2004 were charges of $8.5 million relating to amortization of intangible assets resulting from fresh start accounting, amortization of stock-based compensation, amortization of fair value of warrants issued in connection with a lease agreement and accretion of a dividend payable to the preferred stockholders.

See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is 1-847-619-6368. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com, under Investor Center. A telephone replay of the conference call will be available later in the day. Replay information will be available at 1-630-652-3018, access code: 9386106. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks Inc.

Redback Networks Inc., a leading provider of next-generation broadband networking equipment, enables carriers and service providers to build third-generation Smart Broadband Networks that can profitably deliver simplified, personalized, portable subscriber services to consumers and businesses. The company’s carrier-class, consumer-scale SmartEdge Router and Service Gateway platforms for Consumer IP combine subscriber management systems and edge routing in conjunction with the NetOp™ Element and Policy Manager platform provide a powerful, flexible infrastructure for managing both subscribers and value-added services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers. For more information, visit Redback Networks at www.redback.com.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results . All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K, Form 10-Q, Form 8-K, Redback’s Registration Statement on Form S-3 (File No. 333-114352), and amendments thereto, and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended				Six Months ended
	June 30, 2004	June 30, 2003	January 3 Through June 30, 2004	January 1 Through January 2, 2004	June 30, 2003
Net revenue	$32,315	$22,234	$62,481	$—	$51,724
Cost of revenue, excluding amortization	11,922	12,716	25,736	—	28,627
Amortization	2,728	606	5,456	—	2,238

Total cost of revenue	14,650	13,322	31,192	—	30,865

Gross profit	17,665	8,912	31,289	—	20,859

Operating expenses:
Research and development	12,086	16,829	23,998	—	35,380
Selling, general and administrative	10,762	14,185	20,529	—	27,680
Reorganization items	—	23,494	2,787	—	23,494
Amortization of intangible assets	—	50	—	—	133
Stock-based compensation	5,201	287	10,488	—	650

Total operating expenses	28,049	54,845	57,802	—	87,337

Loss from operations	(10,384)	(45,933)	(26,513)	—	(66,478)

Other expense, net	(118)	(5,094)	(187)	—	(9,417)
Net gain on discharge of debt	—	—	—	71,164	—
Fresh start adjustments	—	—	—	(218,691)	—
Induced conversion charge	—	—	—	(335,809)	—

Loss before reorganization items	(10,502)	(51,027)	(26,700)	(483,336)	(75,895)
Reorganization items	—	—	—	(1,539)	—

Net loss before deemed dividend and accretion on preferred stock	(10,502)	(51,027)	(26,700)	(484,875)	(75,895)

Deemed dividend and accretion on preferred stock	(150)	—	(16,971)	—	—

Net loss attributable to common stockholders	$(10,652)	$(51,027)	$(43,671)	$(484,875)	$(75,895)

Net loss attributable to common stockholders per share - basic and diluted	$(0.20)	$(0.28)	$(0.84)	$(2.65)	$(0.42)

Shares used in computing net loss attributable to common stockholders per share (a)	52,148	180,786	51,761	183,009	180,243

(a)	Reflects a change in the capitaziliation of the Company as a result of the plan of reorganization effective as of January 2, 2004.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor				Predecessor
	Three Months Ended June 30, 2004				Three Months Ended June 30, 2003
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$32,315	$—		$32,315	$22,234	$—		$22,234
Cost of revenue, excluding amortization	11,922	—		11,922	12,716	—		12,716
Amortization	—	2,654	(c)	2,654	—	606	(c)	606
	—	74	(f)	74	—	—		—

Total cost of revenue	11,922	2,728		14,650	12,716	606		13,322

Gross profit (loss)	20,393	(2,728)		17,665	9,518	(606)		8,912

Operating expenses:
Research and development	11,788	298	(f)	12,086	16,829	—		16,829
Selling, general and administrative	10,654	108	(f)	10,762	14,185	—		14,185
Reorganization items	—	—		—	—	23,494	(d)	23,494
Amortization of intangible assets	—	—		—	—	50	(c)	50
Stock-based compensation	—	5,201	(e)	5,201	—	287	(e)	287

Total operating expenses	22,442	5,607		28,049	31,014	23,831		54,845

Loss from operations	(2,049)	(8,335)		(10,384)	(21,496)	(24,437)		(45,933)

Other expense, net	(118)	—		(118)	(4,758)	(336	) (g)	(5,094)

Net loss before deemed dividend and accretion on preferred stock	(2,167)	(8,335)		(10,502)	(26,254)	(24,773)		(51,027)
Deemed dividend and accretion on preferred stock	—	(150	) (h)	(150)	—	—		—

Net loss attributable to common stockholders	$(2,167)	$(8,485)		$(10,652)	$(26,254)	$(24,773)		$(51,027)

Net loss attributable to common stockholders per share - basic and diluted	$(0.04)			$(0.20)	$(0.15)			$(0.28)

Shares used in computing net loss attributable to common stockholders per share (i)	52,148			52,148	180,786			180,786

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, restructuring charges, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, write-off of certain investments and accretion of a dividend payable to the preferred stockholders.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents restructuring charges.
(e)	Amount represents amortization of stock-based compensation.
(f)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(g)	Amount represents write-off of certain investments.
(h)	Amount represents accretion of a dividend payable to the preferred stockholders.
(i)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor				Predecessor
	January 3 Through June 30, 2004				Six Months Ended June 30, 2003
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$62,481	$—		$62,481	$51,724	$—		$51,724
Cost of revenue, excluding amortization	25,899	(163	) (d)	25,736	28,627	—		28,627
Amortization	—	5,308	(c)	5,308	—	2,238	(c)	2,238
	—	148	(f)	148	—	—		—

Total cost of revenue	25,899	5,293		31,192	28,627	2,238		30,865

Gross profit (loss)	36,582	(5,293)		31,289	23,097	(2,238)		20,859

Operating expenses:
Research and development	23,402	596	(f)	23,998	35,380	—		35,380
Selling, general and administrative	20,313	216	(f)	20,529	27,680	—		27,680
Reorganization items	2,787	—		2,787	—	23,494	(h)	23,494
Amortization of intangible assets	—	—		—	—	133	(c)	133
Stock-based compensation	—	10,488	(e)	10,488	—	650	(e)	650

Total operating expenses	46,502	11,300		57,802	63,060	24,277		87,337

Loss from operations	(9,920)	(16,593)		(26,513)	(39,963)	(26,515)		(66,478)

Other income (expense)	(187)	—		(187)	(9,510)	93	(i)	(9,417)

Net loss before deemed dividend and accretion on preferred stock	(10,107)	(16,593)		(26,700)	(49,473)	(26,422)		(75,895)
Deemed dividend and accretion on preferred stock	—	(16,971	)(g)	(16,971)	—	—		—

Net loss attributable to common stockholders	$(10,107)	$(33,564)		$(43,671)	$(49,473)	$(26,422)		$(75,895)

Net loss attributable to common stockholders per share - basic and diluted	$(0.20)			$(0.84)	$(0.27)			$(0.42)

Shares used in computing net loss attributable to common stockholders per share (j)	51,761			51,761	180,243			180,243

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, proceeds from sale of inventory as scrap, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, a deemed dividend to the preferred stockholders due to a beneficial conversion feature and accretion of a dividend payable to the preferred stockholders, restructuring charges, and realized gain and write-off certain investments.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets, including those arising from fresh-start accounting.
(d)	Amount represents proceeds from sale of inventory as scrap.
(e)	Amount represents amortization of stock-based compensation.
(f)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(g)	Amount represents a deemed dividend to the preferred stockholders due to a beneficial conversion feature of $16.7M and accretion of a dividend payable to the preferred stockholders of $0.1M.
(h)	Amount represents restructuring charges
(i)	Amount represents realized gain and write-off of certain investments.
(j)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	Successor	Predecessor
	June 30, 2004	December 31, 2003
Assets

Assets:
Cash and cash equivalents	$44,351	$20,519
Restricted cash	—	955

Total cash and cash equivalents and restricted cash	44,351	21,474
Accounts receivable, net	17,063	12,529
Inventories	6,245	6,376
Property and equipment, net	18,328	28,149
Reorganization value in excess of amounts allocable to identifiable assets/goodwill	147,657	431,742
Intangibles, net	71,594	463
Other assets	9,827	8,859

Total assets	$315,065	$509,592

Liabilities and Stockholders’ Equity (Deficit)

Liabilities:
Accounts payable and accrued liabilities	$38,223	$41,860
Deferred revenue	12,407	7,167
Borrowings and capital lease obligations	1,947	335

Total liabilities not subject to compromise	52,577	49,362
Liabilities subject to compromise (1)	—	564,336

Total liabilities	52,577	613,698

Mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	262,488	(104,106)

Total liabilities and stockholders’ equity (deficit)	$315,065	$509,592

(1)	Liabilities subject to compromise is net of restricted cash totaling $1.4 million as of December 31, 2003 relating to lease deposits.

Redback Networks Inc.

Condensed Consolidated statements of Cash Flows

(in thousands)

(Unaudited)

	Successor	Predecessor
	January 3 Through June 30, 2004	January 1 Through January 2, 2004	For six months ended June 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(26,700)	$(484,875)	$(75,895)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,066	—	19,441
Stock-based compensation	10,488	—	650
Impairment of minority investments and property and equipment	—	—	7,121
Net gain on discharge of debt, fresh-start accounting adjustments, and induced conversion charges	—	483,336	—
Changes in assets and liabilities:
Accounts receivable, net	(4,534)	—	(4,376)
Inventories	(1,782)	—	(1,223)
Other assets	566	—	1,831
Accounts payable and accrued liabilities	(2,780)	1,539	(5,202)
Deferred revenue	5,240	—	2,292
Other long-term liabilities	1,947	—	10,690

Net cash (used in) provided by operating activities	(6,489)	—	(44,671)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(1,262)	—	(3,825)
Sales of short-term investments, net of purchases	—	—	36,552
Change in restricted cash, net	478	—	(2,805)

Net cash (used in) provided by investing activities	(784)	—	29,922

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock and exercise of warrants	31,440	—	537
Repurchases of common stock	—	—	872
Principal payments on capital lease obligations and borrowings	(335)	—	(920)

Net cash (used in) provided by financing activities	31,105	—	489

Net increase (decrease) in cash and cash equivalents	23,832	—	(14,260)
Cash and cash equivalents at beginning of period	20,519	20,519	22,995

Cash and Cash equivalents at end of period	$44,351	$20,519	$8,735